UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Motorola, Inc.
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                                                                                                                                          May 3, 2007

Dear Fellow Stockholder:

In a televised interview with CNBC yesterday, Carl Icahn said that he had offered – in private conversations with your Board and management – to suggest “another large shareholder” who could serve in lieu of himself if “we” did not want him on your Board. Now that Carl Icahn has chosen to publicly disclose selective parts of these confidential conversations, we feel it is important to set the record straight:

•	Carl Icahn has not given us the name of “another large shareholder” who could serve in lieu of him. Although we offered to work with Carl Icahn to identify two mutually acceptable, well qualified independent directors to add to your Board – one immediately, and an additional candidate as soon as practicable – Carl Icahn has refused to cooperate.

•	In fact, Carl Icahn has only suggested that an employee from his hedge fund staff, such as 34 year-old Keith Meister, and an additional independent director to be identified, could be added to the Board in lieu of himself. We, therefore, do not believe that Carl Icahn is sincere when he says that he is committed to serving on Motorola’s Board. We question – as should you – whether Carl Icahn will act in the best interests of all Motorola stockholders, or just in the best interest of Carl Icahn.

	–	We note that in another proxy contest in 2003, Carl Icahn sought to nominate Keith Meister to a company’s board of directors. In that contest, Institutional Shareholder Services (ISS), the proxy advisory firm, questioned Keith Meister’s limited financial background, commenting that his experience included only “two years as a junior analyst at Lazard Freres and short stints at Northstar Capital Partners and J Net Ventures”.*

	–	In that contest, ISS recommended against Keith Meister’s nomination, citing concerns “about the division of Keith Meister’s interest in representing shareholders” due to his affiliation with Carl Icahn.*

	–	As for the additional independent director to be identified – we certainly agreed with Carl Icahn to do that, and have stated so publicly on numerous occasions. But Carl Icahn said that was insufficient unless one of his own employees was named to Motorola's Board.

	–	That Carl Icahn asked your Board to consider appointing to your Board an unqualified employee of his hedge fund, such as Keith Meister, displays a dismaying lack of concern for Motorola’s stockholders.

•	Carl Icahn already serves on a staggering number of boards, sitting on as many as eight boards and serving as the chairman of at least four. On top of that, Carl Icahn is currently committing significant time and resources to an attempted takeover of WCI Communities (where he is also seeking a Board seat in yet another proxy contest).

•	Even Carl Icahn admits that sitting on too many boards is a bad idea. In Carl Icahn’s own words:

“How can a guy be on eight boards and know what the hell he’s doing? These companies are complicated and you have tremendous competition from abroad. How can somebody sit on a board – even if he’s the smartest guy in the world – if he was Einstein – and understand what that company is doing?”*

CNBC’s Closing Bell
November 2006 (replayed on May 1, 2007)

“You go to a board and you got eight guys and they're on six different boards. Even Einstein couldn't handle that.”*

Bloomberg
January 24, 2007

•	Carl Icahn claims he will “dump” some of his other board memberships if he is elected to your Board, so that he has “less than six” directorships. We think this willingness to “dump” his other board memberships reflects a lack of commitment and dedication and raises doubts as to the length of time Carl Icahn expects to serve on any given Board, including Motorola’s Board. We are also curious – as you should be – which board memberships he plans to “dump.”

•	Carl Icahn indicated to your management and Board that he would drop his demand for a Board seat if we were to pursue his ill-advised, highly leveraged share repurchase. Carl Icahn’s willingness to drop his proxy contest if we were to pursue his ill-advised, highly leveraged share repurchase reveals his true motives: Carl Icahn is subverting our nomination process to achieve a narrowly focused and short-term agenda, and he does not have a sincere desire to represent you on Motorola’s Board.

Motorola’s May 7th Annual Meeting is only days away. As a stockholder of Motorola, ask yourself whether someone like Carl Icahn, who is overcommitted elsewhere and underinformed about Motorola, would be a constructive addition to your Board.

MOTOROLA’S BOARD OF DIRECTORS IS UNANIMOUS IN ITS OPPOSITION TO CARL ICAHN’S NOMINATION AND URGES ALL STOCKHOLDERS TO DISCARD CARL ICAHN’S GOLD PROXY CARD AND RE-ELECT YOUR BOARD ON THE WHITE PROXY CARD TODAY.

Every stockholder’s vote is important, so please be sure to review Motorola’s proxy statement and complete, sign, date and return your WHITE proxy card today. If you need assistance in voting your shares by telephone, Internet or mail, please call D. F. King & Co., Inc., which is assisting Motorola, toll-free at 1-800-488-8095.

On behalf of Motorola’s Board of Directors,

Edward J. Zander	Samuel C. Scott III
Chairman of the Board and Chief Executive Officer	Lead Director
Motorola, Inc.	Motorola, Inc.

* Permission to use quotations was neither sought nor obtained.

Vote the WHITE Proxy Card.

Instructions for voting your shares by telephone, Internet or mail are enclosed, along with your WHITE proxy card and postage-paid return envelope.

If you’ve already signed and returned Carl Icahn’s gold proxy card, you can revoke that vote and cast a new vote by completing, signing, dating and returning the enclosed WHITE proxy card today.

If your shares of Motorola Common Stock are held for you by a broker or bank, only your broker or banker can vote your shares and only after receiving your specific instructions. In that case, you are asked to complete, sign, date and return the enclosed WHITE voting instruction form today.

If you need assistance in voting your shares by telephone, Internet or mail, please call D. F. King & Co., Inc., which is assisting Motorola, toll-free at 1-800- 488-8095.

In connection with the solicitation of proxies, Motorola has filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement (the “Proxy Statement”). The Proxy Statement contains important information about Motorola and the 2007 annual stockholders meeting. Motorola’s stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Motorola through the website maintained by the SEC at http://www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Motorola by contacting Investor Relations in writing at Motorola, Inc., 1303 E. Algonquin Road, Schaumburg, IL 60196; or by phone at 1-800-262-8509; or by email at investors@motorola.com; The Proxy Statement is also available on Motorola’s website at http://www.motorola.com/investor. The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Statement. In addition, copies of the Proxy Statement may be requested by contacting our proxy solicitor, D.F. King & Co., Inc. by phone toll-free at 1-800-488-8095. Motorola and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the 2007 Annual Stockholders Meeting. You can find information about Motorola’s executive officers and directors in the Proxy Statement.